Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2016 Results

  Record quarterly revenue of $1 billion, up 3% year-over-year and up 15% sequentially
  Record quarterly operating cash flow margin of 49%, record quarterly free cash flow margin of 44%
  Revenue and earnings per share exceed high end of guidance range

NORWOOD, Mass.--(BUSINESS WIRE)--November 22, 2016--Analog Devices, Inc. (NASDAQ: ADI), today announced financial results for its fourth quarter and fiscal year 2016, which ended October 29, 2016.

“ADI had another excellent quarter, with both revenue and earnings per share exceeding the high end of our guidance range,” said Vincent Roche, President and CEO. “Revenue increased to a record $1 billion on broad strength across all of our markets, and our focus on sustainable and differentiated innovation, combined with strong operational execution, helped drive profitability and cash flow generation to record levels.”

“In addition, we are pleased with the progress we are making to close the acquisition of Linear Technology, a combination that, we believe, will create an analog industry powerhouse, capable of creating significant value for our customers, employees, and shareholders.”

“Looking ahead, order rates are stable entering the seasonally slower first quarter. As a result, we are planning for revenue to decrease sequentially, but to increase 9% to 17% over the prior year, which would represent the third consecutive quarter of year-over-year revenue growth for ADI.”

ADI also announced that the Board of Directors has declared a cash dividend of $0.42 per outstanding share of common stock. The dividend will be paid on December 13, 2016 to all shareholders of record at the close of business on December 2, 2016.

Results for the Fourth Quarter of Fiscal Year 2016

  Revenue totaled $1.0 billion, up 15% sequentially, and up 3% year-over-year
  Revenue in ADI’s B2B markets of industrial, automotive, and communications infrastructure totaled $710 million, up 4% sequentially, and up 7% year-over-year
  GAAP gross margin of 66.4% of revenue; Non-GAAP gross margin of 66.6% of revenue
  GAAP operating margin of 35.6% of revenue; Non-GAAP operating margin of 38.1% of revenue
  GAAP diluted EPS of $0.95; Non-GAAP diluted EPS of $1.05
  Operating Cash Flow of $487 million, or 48.5% of revenue; Free Cash Flow of $446 million, or 44.4% of revenue

Results for Fiscal Year 2016

  Revenue totaled $3.4 billion, stable year-over-year
  GAAP gross margin of 65.1% of revenue; Non-GAAP gross margin of 65.3% of revenue
  GAAP operating margin of 30.0% of revenue; Non-GAAP operating margin of 33.1% of revenue
  GAAP diluted EPS of $2.76 per share; Non-GAAP diluted EPS of $3.07 per share
  Operating Cash Flow of $1.3 billion, or 37.4% of revenue; Free Cash Flow of $1.2 billion, or 33.7% of revenue
  Share repurchases and dividend payments to shareholders totaled $883 million

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter and fiscal year 2016, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the First Quarter of Fiscal Year 2017
The following statements are based on current expectations, and as indicated, and further explained below, are presented on a non-GAAP basis where the Company is unable without unreasonable efforts to forecast items that will be included in reported GAAP results. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to be in the range of $840 million to $900 million
  Non-GAAP gross margin expected to be between 65.5% and 66.0%
  Non-GAAP operating expenses expected to be slightly up sequentially
  Non-GAAP interest and other expense expected to be between $20 million and $25 million
  Non-GAAP tax rate expected to be approximately 11%
  Non-GAAP diluted EPS estimated to be $0.68 to $0.78 per share

With respect to the forward-looking information presented on a non-GAAP basis, the Company is unable to provide a quantitative reconciliation to GAAP because the items that would be included or excluded, other than those described below, are difficult to predict and estimate and are primarily dependent on future events, including costs relating to the consummation and planned integration of the Company’s pending acquisition of Linear Technology Corporation, which is expected to close by the end of the Company’s second fiscal 2017 quarter. Known reconciling items are:

  Non-GAAP gross margin excludes $2.5 million of amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets;
  Non-GAAP operating expenses exclude $17.5 million of amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets;
  Non-GAAP tax rate excludes $1.0 million provision for income taxes which represents the tax effects of the reconciling items noted in the two bullets above; and
  Non-GAAP earnings per share excludes $0.06, which represents the estimated impact of the amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets, net of tax, associated with the non-GAAP adjustments noted above on a per share basis.

Conference Call Scheduled for Today, Tuesday, November 22, 2016 at 10:00 am ET

ADI will host a conference call to discuss fourth quarter and fiscal 2016 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193, or toll free at 800-859-9560, ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 69737833, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of prior period acquisitions primarily include expenses associated with the fair value adjustments to property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense: In fiscal 2015, the Company recorded $3.0 million of stock-based compensation expense for one of its former executive officers due to the accelerated vesting of restricted stock units and a reduction in the requisite service period for stock options in accordance with the terms of the applicable agreements. In addition, in fiscal 2015, the Company recorded $1.3 million of stock-based compensation expense due to the accelerated vesting of restricted stock units and stock options in conjunction with the restructuring charge recorded in the fourth quarter of fiscal 2014.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Other Operating Expense: Costs incurred in the fourth quarter of fiscal 2015 as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting and other professional fees. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition and the proposed Linear Technology acquisition, including legal, accounting and other professional fees directly related to these acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Loss on Extinguishment of Debt: In fiscal 2016, the Company redeemed its outstanding 3.0% senior unsecured notes due April 15, 2016. The Company recognized a net loss on debt extinguishment of approximately $3.3 million, which was comprised of a make-whole premium and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

Amortization of Deferred Financing Costs: In the third quarter of fiscal 2016, in connection with the proposed Linear Technology acquisition, the Company obtained bridge financing commitments and incurred financing fees which will be amortized into interest expense over the term of the bridge financing commitments. In the fourth quarter of fiscal 2016, the Company replaced a portion of the bridge financing commitments with a 3-year and 5-year unsecured term loan facility. As a result, the Company accelerated $13.7 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In addition, in the fourth quarter of 2015, the Company recorded a $13.0 million tax benefit as a result of the reversal of prior period tax liabilities. Also, in the first quarter of 2015, the Company recorded a $7.0 million tax benefit related to the reinstatement of the R&D tax credit in December 2014, retroactive to January 1, 2014. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

The following items are excluded from our calculation of Non-GAAP free cash flow:

Pension Conversion Payments: In the fourth quarter of fiscal 2015, the Company made payments as a result of the conversion of the benefits provided to participants in the Company’s Irish defined benefit pension plan to benefits provided under the Company’s Irish defined contribution plan including settlement charges, legal, accounting and other professional fees. We excluded these payments from our non-GAAP free cash flow measure because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, the proposed acquisition of Linear Technology Corporation (“Linear Technology”), the expected timing to close the transaction, expected benefits and synergies of the transaction, expected growth rates of the combined companies, Analog Devices’ expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, the ability to satisfy the conditions to closing of the proposed transaction with Linear Technology, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement with Linear Technology; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’ following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology’s or Analog Devices’ business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Analog Devices’ and Linear Technology’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Analog Devices’ and Linear Technology’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Important Additional Information Will Be Filed With The SEC
In connection with the proposed transaction, Analog Devices and Linear Technology have filed and will file relevant information with the SEC, including a registration statement of Analog Devices on Form S-4 (the “registration statement”) that includes a prospectus of Analog Devices and a proxy statement of Linear Technology (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF LINEAR TECHNOLOGY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANALOG DEVICES, LINEAR TECHNOLOGY AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to Linear Technology’s shareholders. The registration statement, proxy statement/prospectus and other documents filed by Analog Devices with the SEC may be obtained free of charge at Analog Devices’ website at www.analog.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Analog Devices by requesting them by mail at Analog Devices, Inc., One Technology Way, P.O. Box 9106, Norwood, MA 02062-9106, Attention: Investor Relations, or by telephone at (781) 461-3282. The documents filed by Linear Technology with the SEC may be obtained free of charge at Linear Technology’s website at www.linear.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Linear Technology by requesting them by mail at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, CA, 95035-7417, Attention: Investor Relations, or by telephone at (408) 432-2407.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 16	3Q 16	4Q 15	FY 16	FY 15
	Oct. 29, 2016	July 30, 2016	Oct. 31, 2015	Oct. 29, 2016	Oct. 31, 2015
Revenue	$1,003,623	$869,591	$978,722	$3,421,409	$3,435,092
Year-to-year change	3%	1%	20%	—%	20%
Quarter-to-quarter change	15%	12%	13%
Cost of sales (1)	336,936	297,301	336,926	1,194,236	1,175,830
Gross margin	666,687	572,290	641,796	2,227,173	2,259,262
Gross margin percentage	66.4%	65.8%	65.6%	65.1%	65.8%
Year-to-year change (basis points)	80	(10)	590	(70)	190
Quarter-to-quarter change (basis points)	60	20	(30)
Operating expenses:
R&D (1)	172,926	163,227	170,736	653,816	637,459
Selling, marketing and G&A (1)	118,881	122,909	121,400	461,438	478,972
Amortization of intangibles	17,899	17,447	17,358	70,123	88,318
Special charges	—	—	—	13,684	—
Other operating expense	—	—	223,672	—	223,672
Total operating expenses	309,706	303,583	533,166	1,199,061	1,428,421
Total operating expenses percentage	30.9%	34.9%	54.5%	35.0%	41.6%
Year-to-year change (basis points)	(2,360)	(30)	1,320	(660)	400
Quarter-to-quarter change (basis points)	(400)	(410)	1,930
Operating income	356,981	268,707	108,630	1,028,112	830,841
Operating income percentage	35.6%	30.9%	11.1%	30.0%	24.2%
Year-to-year change (basis points)	2,450	20	(730)	580	(210)
Quarter-to-quarter change (basis points)	470	430	(1,960)
Other expense	33,547	12,307	3,953	71,191	20,727
Income before income tax	323,434	256,400	104,677	956,921	810,114
Provision for income taxes	27,277	25,970	8,372	95,257	113,236
Tax rate percentage	8.4%	10.1%	8.0%	10.0%	14.0%
Net income	$296,157	$230,430	$96,305	$861,664	$696,878

Shares used for EPS - basic	307,854	307,135	312,829	308,736	312,660
Shares used for EPS - diluted	311,633	310,558	316,571	312,308	316,872

Earnings per share - basic	$0.96	$0.75	$0.31	$2.79	$2.23
Earnings per share - diluted	$0.95	$0.74	$0.30	$2.76	$2.20

Dividends paid per share	$0.42	$0.42	$0.40	$1.66	$1.57

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,886	$1,844	$2,188	$7,808	$8,983
R&D	$7,007	$6,682	$6,487	$27,039	$26,617
Selling, marketing and G&A	$6,341	$8,093	$7,408	$28,574	$33,319

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	4Q 16	3Q 16	4Q 15
	Oct. 29, 2016	July 30, 2016	Oct. 31, 2015
Cash & short-term investments	$4,055,793	$3,803,434	$3,028,928
Accounts receivable, net	477,609	452,944	466,527
Inventories (1)	376,555	392,303	412,314
Other current assets	64,906	79,207	171,779
Total current assets	4,974,863	4,727,888	4,079,548
PP&E, net	636,116	629,094	644,110
Investments	48,089	54,077	41,235
Goodwill	1,679,116	1,639,033	1,636,526
Intangible assets, net	549,368	529,035	583,517
Other	82,726	105,926	73,841
Total assets	$7,970,278	$7,685,053	$7,058,777

Deferred income on shipments to distributors, net	$351,538	$327,444	$300,087
Other current liabilities	431,396	351,249	438,904
Debt, current	—	—	374,594
Long-term debt	1,732,177	1,731,758	495,341
Non-current liabilities	289,549	291,269	376,892
Shareholders' equity	5,165,618	4,983,333	5,072,959
Total liabilities & equity	$7,970,278	$7,685,053	$7,058,777

(1) Includes $2,486, $2,554, and $2,923 related to stock-based compensation in 4Q16, 3Q16, and 4Q15, respectively.

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 16	3Q 16	4Q 15	FY 16	FY 15
	Oct. 29, 2016	July 30, 2016	Oct. 31, 2015	Oct. 29, 2016	Oct. 31, 2015
Cash flows from operating activities:
Net Income	$296,157	$230,430	$96,305	$861,664	$696,878
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	34,116	33,732	32,688	134,540	130,147
Amortization of intangibles	19,547	18,916	18,302	75,250	92,093
Stock-based compensation expense	15,234	16,619	16,083	63,421	68,919
Loss on extinguishment of debt	—	—	—	3,290	—
Other non-cash activity	22,199	1,127	(2,428)	24,570	6,974
Excess tax benefit - equity based awards	(3,273)	(2,982)	(2,895)	(10,453)	(25,045)
Deferred income taxes	(12,941)	12,250	(25,650)	8,124	(52,214)
Changes in operating assets and liabilities	115,945	(56,089)	65,570	120,489	(9,954)
Total adjustments	190,827	23,573	101,670	419,231	210,920
Net cash provided by operating activities	486,984	254,003	197,975	1,280,895	907,798
Percent of revenue	48.5%	29.2%	20.2%	37.4%	26.4%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,841,330)	(2,284,166)	(1,808,202)	(7,697,260)	(6,083,999)
Maturities of short-term available-for-sale investments	1,364,419	2,078,716	2,045,945	6,375,361	4,984,980
Sales of short-term available-for-sale investments	42,645	139,805	159,546	332,716	1,251,194
Additions to property, plant and equipment	(41,224)	(37,528)	(45,807)	(127,397)	(153,960)
Payments for acquisitions, net of cash acquired	(80,967)	—	—	(83,170)	(7,065)
Change in other assets	(472)	(8,591)	1,102	(18,520)	(8,275)
Net cash (used for) provided by investing activities	(556,929)	(111,764)	352,584	(1,218,270)	(17,125)

Cash flows from financing activities:
Early Termination of debt	—	—	—	(378,156)	—
Payments of derivative instruments	—	—	—	(33,430)	—
Proceeds from debt	—	—	—	1,235,331	—
Payments of deferred financing fees	(4,375)	(22,208)	—	(26,583)	—
Dividend payments to shareholders	(129,643)	(128,954)	(125,582)	(513,180)	(491,059)
Repurchase of common stock	(1,412)	(23,022)	(111,702)	(370,061)	(226,953)
Proceeds from employee stock plans	22,154	16,633	7,760	61,496	122,631
Excess tax benefit - equity based awards	3,273	2,982	2,895	10,453	25,045
Contingent consideration payment	(1,409)	—	—	(1,409)	(1,767)
Change in other financing activities	45	(2,093)	3,724	(7,378)	500
Net cash used for financing activities	(111,367)	(156,662)	(222,905)	(22,917)	(571,603)
Effect of exchange rate changes on cash	(1,226)	(1,569)	(798)	(2,929)	(3,950)

Net (decrease) increase in cash and cash equivalents	(182,538)	(15,992)	326,856	36,779	315,120
Cash and cash equivalents at beginning of period	1,103,670	1,119,662	557,497	884,353	569,233
Cash and cash equivalents at end of period	$921,132	$1,103,670	$884,353	$921,132	$884,353

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Oct. 29, 2016				July 30, 2016	Oct. 31, 2015
	Revenue	% *	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$396,351	39%	6%	8%	$373,717	$367,412
Automotive	141,535	14%	5%	7%	134,605	132,250
Consumer	294,040	29%	58%	(7)%	186,575	317,690
Communications	171,697	17%	(2)%	6%	174,694	161,370
Total Revenue	$1,003,623	100%	15%	3%	$869,591	$978,722

* The sum of the individual percentages does not equal the total due to rounding.

	Twelve Months Ended
	Oct. 29, 2016					Oct. 31, 2015
	Revenue	%	Y/Y %			Revenue
Industrial	$1,502,019	44%	—%			$1,494,898
Automotive	540,940	16%	3%			525,893
Consumer	688,289	20%	(6)%			729,860
Communications	690,161	20%	1%			684,441
Total Revenue	$3,421,409	100%	—%			$3,435,092

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts)
(Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 16	3Q 16	4Q 15	FY 16	FY 15
	Oct. 29, 2016	July 30, 2016	Oct. 31, 2015	Oct. 29, 2016	Oct. 31, 2015

GAAP Gross Margin	$666,687	$572,290	$641,796	$2,227,173	$2,259,262
Gross Margin Percentage	66.4%	65.8%	65.6%	65.1%	65.8%
Acquisition-Related Expenses	2,040	1,888	1,399	6,849	7,199
Stock-Based Compensation Expense	—	—	—	—	113
Non-GAAP Gross Margin	$668,727	$574,178	$643,195	$2,234,022	$2,266,574
Gross Margin Percentage	66.6%	66.0%	65.7%	65.3%	66.0%

GAAP Operating Expenses	$309,706	$303,583	$533,166	$1,199,061	$1,428,421
Percent of Revenue	30.9%	34.9%	54.5%	35.0%	41.6%
Other Operating Expense	—	—	(223,672)	—	(223,672)
Acquisition-Related Expenses	(17,999)	(17,582)	(17,682)	(70,555)	(89,738)
Acquisition-Related Transaction Costs	(5,210)	(8,310)	—	(13,519)	(10,016)
Restructuring-Related Expense	—	—	—	(13,684)	—
Stock-Based Compensation Expense	—	—	—	—	(4,164)
Non-GAAP Operating Expenses	$286,497	$277,691	$291,812	$1,101,303	$1,100,831
Percent of Revenue	28.5%	31.9%	29.8%	32.2%	32.0%

GAAP Operating Income/Margin	$356,981	$268,707	$108,630	$1,028,112	$830,841
Percent of Revenue	35.6%	30.9%	11.1%	30.0%	24.2%
Other Operating Expense	—	—	223,672	—	223,672
Acquisition-Related Expenses	20,039	19,470	19,081	77,404	96,937
Acquisition-Related Transaction Costs	5,210	8,310	—	13,519	10,016
Restructuring-Related Expense	—	—	—	13,684	—
Stock-Based Compensation Expense	—	—	—	—	4,277
Non-GAAP Operating Income/Margin	$382,230	$296,487	$351,383	$1,132,719	$1,165,743
Percent of Revenue	38.1%	34.1%	35.9%	33.1%	33.9%

GAAP Other Expense	$33,547	$12,307	$3,953	$71,191	$20,727
Percent of Revenue	3.3%	1.4%	0.4%	2.1%	0.6%
Loss on Extinguishment of Debt	—	—	—	(3,290)	—
Amortization of Deferred Financing Costs	(13,665)	—	—	(13,665)	—
Non-GAAP Other Expense	$19,882	$12,307	$3,953	$54,236	$20,727
Percent of Revenue	2.0%	1.4%	0.4%	1.6%	0.6%

GAAP Diluted EPS	$0.95	$0.74	$0.30	$2.76	$2.20
Impact of Loss on Extinguishment of Debt	—	—	—	0.01	—
Other Operating Expense	—	—	0.71	—	0.71
Acquisition-Related Expenses	0.06	0.06	0.06	0.25	0.31
Acquisition-Related Transaction Costs	0.02	0.03	—	0.04	0.03
Amortization of Deferred Financing Costs	0.04	—	—	0.04	—
Restructuring-Related Expense	—	—	—	0.04	—
Stock-Based Compensation Expense	—	—	—	—	0.01
Income Tax Effect of Above Items	(0.02)	(0.01)	—	(0.06)	(0.02)
Acquisition-Related Tax Impact	—	—	—	—	(0.01)
Impact of Reversal of Prior Period Tax Liabilities	—	—	(0.04)	—	(0.04)
Impact of the Reinstatement of the R&D Tax Credit	—	—	—	(0.02)	(0.02)
Non-GAAP Diluted EPS (1)	$1.05	$0.82	$1.03	$3.07	$3.17

(1) The sum of the individual per share amounts may not equal the total due to rounding.

Analog Devices, Fourth Quarter, Fiscal 2016

Schedule F
Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flows (In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	4Q 16	3Q 16	4Q 15	FY 16	FY 15
	Oct. 29, 2016	July 30, 2016	Oct. 31, 2015	Oct. 29, 2016	Oct. 31, 2015
Net cash provided by operating activities	$486,984	$254,003	$197,975	$1,280,895	$907,798
% of revenue	48.5%	29.2%	20.2%	37.4%	26.4%
Non-GAAP adjustments:
Pension conversion payments	—	—	223,672	—	223,672
Adjusted cash flows from operations	$486,984	$254,003	$421,647	$1,280,895	$1,131,470
Capital expenditures	(41,224)	(37,528)	(45,807)	(127,397)	(153,960)
Adjusted free cash flow	$445,760	$216,475	$375,840	$1,153,498	$977,510
% of revenue	44.4%	24.9%	38.4%	33.7%	28.5%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
Treasurer and Director of Investor Relations
investor.relations@analog.com